May 9, 2005

Dear Stockholder,

I am pleased to extend to you my personal invitation to attend the 2005 Annual Meeting of Stockholders of Lakeland Industries, Inc. (the "Company") on Wednesday, June 15, 2005 at 9:30 a.m. at the Holiday Inn, 3845 Veterans Memorial Highway, Ronkonkoma, NY 11779.

The accompanying Notice of Annual Meeting and Proxy Statement contain a description of the formal business to be acted upon by the stockholders. At the meeting, I intend to discuss our performance for the fiscal year ended January 31, 2005 and our plans for the current fiscal year. Certain members of the Company's Board of Directors and officers of the Company, as well as a representative of Holtz Rubenstein Reminick LLP our independent auditors, will be available to answer any questions you may have, or to make a statement if they wish to.

While I am looking forward to seeing you at the meeting, it is very important that those of you who cannot personally attend assure your shares are represented. I urge you therefore to sign and date the enclosed form of proxy and return it promptly in the accompanying envelope. If you attend the meeting, you may, if you wish, withdraw any proxy previously given and vote your shares in person.

                                                Sincerely,

                                                /s/ Raymond J. Smith

                                                Raymond J. Smith
                                                Chairman of the Board

                            LAKELAND INDUSTRIES, INC.

                                    NOTICE OF

                       2005 ANNUAL MEETING OF STOCKHOLDERS

                                  TO BE HELD ON

                                  June 15, 2005

TO THE STOCKHOLDERS OF LAKELAND INDUSTRIES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lakeland Industries, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 15, 2005 at 9:30 a.m. at the Holiday Inn, 3845 Veterans Memorial Highway, Ronkonkoma, NY 11779 for the following purposes:

1.    To elect three Class I members, and

2. To ratify the appointment of Holtz Rubenstein Reminick LLP, as the Company's independent public accountants for fiscal years 2005 and 2006, and

3. To transact such other business as properly may come before the meeting or any adjournment thereof.

Each share of the Company's Common Stock will be entitled to one vote upon all matters described above. Stockholders of record at the close of business on April 25, 2005 will be entitled to notice and to vote at the meeting. Only stockholders of record at the close of business on the date above will be entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof. A list of all stockholders entitled to vote at the Annual Meeting of Stockholders will be open for examination by any stockholder for any purpose germane to the Meeting during ordinary business hours for a period of ten (10) days before the Meeting at the offices of the Company located at 711 Koehler Ave., Suite 2, Ronkonkoma, NY 11779.

May 9, 2005

                       BY ORDER OF THE BOARD OF DIRECTORS

                         Christopher J. Ryan, Secretary

      Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage prepaid envelope. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors. You may, if you wish, revoke your proxy at any time prior to the time it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

                            LAKELAND INDUSTRIES, INC.
                            711 Koehler Ave., Suite 2
                           Ronkonkoma, New York 11779
                                 (631) 981-9700

                                 PROXY STATEMENT

                       2005 Annual Meeting of Stockholders

                                  June 15, 2005

                               GENERAL INFORMATION

                               -------------------

This Proxy Statement and the accompanying Proxy Card are furnished in connection with the solicitation by the Board of Directors of Lakeland Industries, Inc. (the "Company") of proxies from the holders of the Company's $0.01 par value Common Stock (the "Common Stock") for use at the 2005 Annual Meeting of Stockholders to be held on June 15, 2005, and at any adjournment thereof (the "Annual Meeting").

This Proxy Statement, the Notice of Annual Meeting of Stockholders, the Proxy Card and the Company's 2005 Form 10-K (which includes the Company's Annual Report to Stockholders) are first being sent to the Company's stockholders on or about May 9, 2005.

                            About the Annual Meeting

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, the Company's management will report on the performance of the Company during fiscal 2005 and respond to appropriate questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, April 25, 2005, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring appropriate documentation from your broker or nominee to vote personally at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 4,560,885 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum. A "broker non-vote" occurs when a broker or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain and vote a proxy from the institution that holds their shares. The Company has made proxy statements, proxies and annual reports available to the nominee institutions for delivery to "street name" stockholders.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the secretary of the Company either a notice of revocation or a duly executed proxy, bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. The Board recommends a vote:

      1)    For election of the nominated slate of 3 Class I directors (see page
            4);

      2) To ratify the appointment of Holtz Rubenstein Reminick LLP, as the Company's independent public accountants for the fiscal years ending January 31, 2005 and 2006.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no legal effect on the election of directors. The Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Is my vote confidential?

Yes. It is our policy that all stockholder meeting proxies, ballots, and voting records that identify the vote of a particular stockholder are confidential. The vote of any stockholder will not be disclosed to any third party before the final vote count at the annual stockholders' meeting except: (i) to meet legal requirements; (ii) to assert claims for or defend claims against the Company;
(iii) to allow the inspectors of election to certify the results of the stockholder vote; (iv) if a proxy solicitation in opposition to the Board of Directors takes place; or (v) to respond to stockholders who have written comments on proxy cards or who have requested disclosure.

                           ANNUAL REPORT AND FORM 10-K
                           ---------------------------

Will I receive a copy of the Company's Annual Report?

We have mailed you the Annual Report and 10-K for the fiscal year ended January 31, 2005, with this Proxy Statement. The Annual Report includes the Company's audited financial statements, along with other financial and product information. We urge you to read it carefully.

How can I receive a copy of our Annual Report and Form 10-K?

You can obtain, free of charge, a copy of our Annual Report and Form 10-K for the fiscal year ended January 31, 2005, which we recently filed with the Securities and Exchange Commission, by writing to:

         Corporate Secretary
         Lakeland Industries, Inc.
         711 Koehler Avenue, Suite 2
         Ronkonkoma, NY  11779

You can also obtain a copy of our Annual Report, Form 10-K and other periodic filings with the Securities and Exchange Commission ("SEC") on our Internet site at www.lakeland.com at the Financial Information heading then the subheading "All SEC Filings". Our Form 10-K and other SEC filings mentioned above are also available from the SEC's EDGAR database at www.sec.gov.

Who will bear the costs of soliciting proxies for the Annual Meeting?

The Cost of soliciting proxies for the Annual Meeting will be borne by us. In addition to the use of the mails, proxies may be solicited personally or by telephone by officers and employees of the Company who will not receive any additional compensation for their services. Proxies and proxy material will also be distributed at our expense by brokers, nominees, custodians, and other similar parties.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

                How much stock do our directors and officers own?

The following table sets forth information as of April 25, 2005, with respect to beneficial ownership of our Common Stock by all persons known by us to own beneficially more than 5% of the Common Stock, each director and nominee for director of the Company and all directors and officers of the Company as a group. All persons listed have sole voting and investment power with respect to their shares of Common Stock. All share amounts have been adjusted for the 1 for 10 stock distributions to shareholders of record on July 31, 2003 and 2002.

Name and Address              Number of Common             Percent
Beneficial Owner              Shares Beneficially Owned    of Class           Title
----------------              -------------------------    --------           -----
Raymond J. Smith              435,903                        9.56%     Chairman of the Board
711-2 Koehler Ave.                                                     of Directors
Ronkonkoma, NY
11779

Christopher J. Ryan           294,929(5)                     6.47%     Chief Executive Officer,
711-2 Koehler Ave.                                                     President, Secretary,
Ronkonkoma, NY                                                         General Counsel and Director
11779

John J. Collins, Jr.          94,298(1)                      2.07%     Director

Eric O. Hallman               51,920(1)                      1.14%     Director

Michael E. Cirenza            500(3)                          .01%     Director

Stephen M. Bachelder          5,000(2)                        .11%     Director

John Kreft                    5,000(2)                        .11%     Director

All officers and directors    891,370(5)(4)                 19.54%
As a group (11 persons)

----------
Included in the above are fully exercisable options to purchase the Company's common stock, as follows:

(1) 1,100 shares granted on June 18, 2003 and 1,210 shares granted on June 21, 2000 to each of Mr. Hallman and Mr. Collins;

(2)   5,000 shares granted November 19, 2004 to each Mr. Bachelder and Mr.
      Kreft;

(3)   500 shares granted June 18, 2003;

(4) 16,330 shares granted between June 21, 2000 and November 19, 2004, includes 1,210 option shares outstanding to Walter J. Raleigh, a former director;

(5) Mr. Ryan disclaims beneficial ownership of 13,310 shares owned by his wife.

                              CORPORATE GOVERNANCE

      We operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct, and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance and have done so since the year 2000. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002, which, among other things, establishes or provides the basis for a number of new corporate governance standards and disclosure requirements. In addition, the Nasdaq Stock Market ("Nasdaq") has recently adopted changes to its corporate governance and listing requirements.

Codes
-----

      o We have adopted a "Code of Ethics" (please refer to Appendix B in this Proxy Statement). This Code applies to all directors, officers, and employees of our Company. Information concerning any alleged violations are to be reported in writing to Michael Cirenza, EVP and CFO Country-Life, LLC, 180 Vanderbilt Motor Parkway, Hauppauge, NY 11788. Mr. Cirenza is an independent director and member of the Audit Committee. Additional copies of our "Code of Ethics" for Directors, Officers, and Employees and our "Audit Committee Charter"(please also refer to Appendix A in This Proxy Statement) can be obtained by writing to Secretary, Lakeland Industries, Inc. 711Koehler Avenue, Suite 2, Ronkonkoma, NY 11743, or visit our website at www.lakeland.com under "Corporate Governance".

Shareholder Communication with Members of the Board of Directors
----------------------------------------------------------------

      o You can contact any of our directors by writing them: Board of Directors, c/o Corporate Secretary's Office, Lakeland Industries, Inc., 711 Koehler Avenue, Suite 2, Ronkonkoma, NY 11779. Employees and others who wish to contact the Board or any member of the Audit Committee may do so anonymously, if they wish, by using this address. Such correspondence will not be screened and will be forwarded in its entirety.

Personal Loans to Executive Officers and Directors
--------------------------------------------------

      o The Company has never made loans to our directors or officers and complies with and will operate in a manner consistent with an act of legislation outlawing extensions of credit in the form of personal loans to or for its directors and executive officers.

Director and Executive Officer Stock Transactions
-------------------------------------------------

      o Under the regulations of the Securities and Exchange Commission ("SEC"), directors and executive officers are required to file notice with the SEC within two (2) business days of any purchase or sale of the Company's stock. Information on filings made by any of our directors or executive officers can be found on the Company's web site at http://www.lakeland.com under "Financial Information" then "Insiders."

Board Attendance
----------------

      o Each member of the Board of Directors is expected to make a reasonable effort to attend all meetings of the Board of Directors, all applicable committee meetings, and each annual meeting of shareholders. While no formal policy with respect to attendance has been adopted, attendance at these meetings is encouraged and expected. All members of the Board of Directors attended the June, 2004 Annual Meeting of Shareholders and each of the current members of the Board of Directors is expected to attend the June 15, 2005 Annual Meeting of Shareholders. During fiscal 2005, the Board of Directors met on three occasions. All directors attended at least seventy-five percent of the aggregate number of meetings of the Board and Board committees on which they served.

Proposal 1

                              ELECTION OF DIRECTORS
                              ---------------------
                             (Item 1 on Proxy Card)
                             ----------------------

The majority of the members of our Board of Directors qualify as "independent directors" as determined in accordance with the current listing standards of the Nasdaq National Market ("Nasdaq"). Based upon current Nasdaq listing standards our Board of Directors has identified and affirmatively determined the following individuals as being independent directors: Michael E. Cirenza, Eric O. Hallman, John J. Collins, Jr., John Kreft and Stephen M. Bachelder. Mr. Walter J. Raleigh resigned his directorship in November 2004.

Our Certificate of Incorporation provides for three classes of directors with staggered terms of office and provides that upon the expiration of the term of office for a class of directors, nominees for each class shall be elected for a term of three years to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office. Our Certificate of Incorporation and our By-Laws also provide that each class of directors shall be nearly equal in number as possible and consistent with this rule that the Board shall allocate each newly created directorship to that of the available classes whose term of office is due to expire at the earliest date following such allocation. We currently have three Class I directors, three Class II directors and one Class III director. At the 2005 Annual Meeting there are three nominees for director in Class I. The incumbent Class II and Class III directors have one year and two years, respectively, remaining on their terms of office.

We have no reason to believe that the nominees will be disqualified or unable to serve, or will refuse to serve if elected. However, if a nominee is unable or unwilling to accept election, the proxies will be voted for such substitute as our Board of Directors may select. It is intended that the shares represented by proxies will be voted, in the absence of contrary instructions, for the nominees listed in Class I in the following table. The Board of Directors has nominated and Management recommends the election of the persons listed in the following table as Class I directors. The table also sets forth the names of the one director in Class III and the three directors in Class II whose terms of office have not expired, their ages, their positions with the Company and the period each has served as a director of the Company. There are no family relationships among the Board members.

                                        Position
                                        With the                        Director
      Name                     Age      Company                         Since
--------------------------------------------------------------------------------

                          NOMINEES FOR DIRECTOR CLASS I
               Nominees for three-year Term Expiring in June 2008
               --------------------------------------------------

      Christopher J. Ryan      53       Chief Executive Officer,        1986
                                        President, General Counsel,

                                        Secretary and Director

      Michael E. Cirenza       49       Director                        2003

      John Kreft               54       Director                        2004

                         INCUMBENT DIRECTORS - CLASS II
                One year remaining on Term Expiring in June 2006
                ------------------------------------------------

      John J. Collins, Jr.     62       Director                        1986

      Eric O. Hallman          61       Director                        1982

      Stephen M. Bachelder     53       Director                        2004

                         INCUMBENT DIRECTOR - CLASS III
               Two Years remaining on Term Expiring in June, 2007
               --------------------------------------------------

      Raymond J. Smith         66       Chairman of the Board           1982
                                        of Directors

      The principal occupations and employment of the nominees for director and for the directors continuing in office are set forth below:

      Christopher J. Ryan has served as our Chief Executive Officer and President since February 1, 2004, Secretary since April 1991, General Counsel since February 2000 and a director since May 1986. Mr. Ryan was our Executive Vice President - Finance from May 1986 until becoming our President on February 1, 2004 and his turn as director will expire at our annual meeting of stockholders in 2005.

      Michael E. Cirenza has been the Executive Vice President and Chief Financial Officer of Country Life, LLC, a manufacturer and distributor of vitamins and nutritional supplements, since September 2002. Mr. Cirenza was the Chief Financial Officer and Chief Operating Officer of Resilien, Inc., an independent distributor of computers, components and peripherals from January 2000 to September 2002. He was an Audit Partner with the international accounting firm of Grant Thornton LLP from August 1993 to January 2000 and an Audit Manager with Grant Thornton LLP from May 1989 to August 1993. Mr. Cirenza was employed by the international accounting firm of Price Waterhouse from July 1980 to May 1989. Mr. Cirenza is a Certified Public Accountant in the State of New York and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Cirenza has served as one of our directors since June 18, 2003 and his term as a director will expire at our annual meeting of stockholders in 2005.

      John Kreft has been President of Kreft Interests, a Houston based private investment firm, since 2001. Between 1998 and 2001, he was CEO of Baker Kreft Securities, LLC, a NASD broker-dealer. From 1996 to 1998, he was a co-founder and manager of TriCap Partners, a Houston based venture capital firm. From 1994 to 1996 he was employed as a director at Alex Brown and Sons. He also held senior positions at CS First Boston including employment as a managing director from 1989 to 1994. Mr. Kreft graduated from the Wharton School of Business in 1975. Mr. Kreft has served as a director since November 17, 2004 and his term as a director will expire at our annual meeting of Stockholders June 2005.

      John J. Collins, Jr. was Executive Vice President of Chapdelaine GSI, a government securities firm, from 1977 to January 1987. He was Senior Vice President of Liberty Brokerage, a government securities firm, between January 1987 and November 1998. Presently, Mr. Collins is self-employed, managing a direct investment portfolio of small business enterprises for his own accounts. Mr. Collins has served as one of our directors since 1986 and his term as a director will expire at our annual meeting of stockholders in June 2006.

      Eric O. Hallman was President of Naess Hallman Inc., a ship brokering firm, from 1974 to 1991. Mr. Hallman was also affiliated between 1991 and 1992 with Finanshuset (U.S.A.), Inc., a ship brokering and international financial services and consulting concern, and was an officer of Sylvan Lawrence, a real estate development company, between 1992 and 1998. Between 1998 and 2000, Mr. Hallman was President of PREMCO, a real estate management company, and currently is Comptroller of the law firm Murphy, Bartol & O'Brien, LLP. Mr. Hallman has served as one of our directors since our incorporation in 1982 and his term as a director will expire at our annual meeting of stockholders in June 2006.

      Stephen M. Bachelder has been with Swiftview, Inc. a Portland, Oregon based software company since 1999 and President since 2002. From 1991to 1999 Mr. Bachelder ran a consulting firm advising software and hardware based companies in the Pacific Northwest. Mr. Bachelder was the president and owner of an apparel company, Bachelder Imports, from 1982to 1991 and worked in executive positions for Giant Foods, Inc. and Pepsico, Inc. between 1976 and 1982. Mr. Bachelder is a 1976 Graduate of the Harvard Business School. Mr. Bachelder's has served as a director since November 17, 2004 and his term as a director will expire at our annual meeting of stockholders in June 2006.

      Raymond J. Smith, one of our co-founders, has been Chairman of our board of directors since our incorporation in 1982 and was President from 1982 to January 31, 2004. Mr. Smith's term as a director will expire at our annual meeting of stockholders in June 2007.

      Walter J. Raleigh is a director of CMI Industries, Inc., the successor company to Clinton Mills, Inc., and was president of Clinton Mills Sales, Co. Division, N.Y. from 1974 to 1995. Clinton Mills was a textile manufacturer of woven fabrics. Mr. Raleigh retired from Clinton Mills in 1995 and was a Senior Adviser to CMI Industries, Inc. between 1995 and 2000. Mr. Raleigh served as one of our directors since 1991 until his resignation in November 2004.

Potential Anti-Takeover Effect

The Board of Directors has the authority, without further approval of our stockholders, to issue preferred shares (the "Preferred Shares") having such rights, preferences and privileges as the

Board of Directors may determine. Any such issuance of Preferred Shares could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Common Stock. In addition, we are subject to Delaware statutes regulating business combinations, takeovers and control share acquisitions which might hinder or delay a change in control of the Company. Anti-takeover provisions that could be included in the Preferred Shares when issued and the Delaware statutes regulating business combinations, takeovers and control share acquisitions can have a depressive effect on the market price of our securities and can limit stockholders' ability to receive a premium on their shares by discouraging takeover and tender offer bids.

The Directors of the Company serve staggered three-year terms. Our Restated Certificate of Incorporation sets forth a provision that requires certain business combinations to be approved by at least two-thirds of the Company's voting securities, unless two-thirds of the members of the Board of Directors have approved the transaction, and further requires approval of holders of two-thirds of the Company's voting shares to amend these provisions. In addition, the stockholders have authorized an Employee Stock Ownership Plan ("ESOP"). In the past, other companies have used similar plans to hinder or prevent a takeover situation. The Company has also entered into employment contracts with certain executive officers providing for lump sum payments of contracted salaries pursuant to various formulas, should there be a change in control of the Company. These factors could have an anti-takeover effect by making it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise or the removal of incumbent officers and directors. These provisions could delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the Common Stock held by our stockholders.

Committees of the Board of Directors are as follows:

      1- The Audit Committee was formed in September, 1987 and is responsible for recommending to the Board of Directors the appointment of independent auditors for the fiscal year, reviewing with the independent auditors the scope of their proposed and completed audits, reviewing our financial management, its independent auditors and other matters relating to audits and the adequacy of our internal control structure. The committee members are: Michael E. Cirenza, John J. Collins, Jr., Eric O. Hallman, John Kreft and Stephen M. Bachelder. The committee met five times during the year ended January 31, 2005.

      2- Compensation Committee is responsible for evaluating the performance of our management, fixing or determining the method of fixing compensation of our salaried employees, administering our Stock Option and 401-K Plans, and reviewing significant amendments to a subsidiary's employee pension benefit plan. The committee members are: John Kreft, Eric O. Hallman, John J. Collins, Michael E. Cirenza and Stephen M. Bachelder.

      3- Nominating Committee. Effective April 6, 2004 the Board of Directors established a separate nominating committee consisting of Messrs. Collins, Hallman, Bachelder, Kreft and Cirenza, all of whom are independent outside directors. The Nominating Committee makes recommendations to the Board regarding the size and composition of the Board. The Nominating Committee is responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current size and make-up of the Board. This assessment includes issues of understanding of and achievements in manufacturing, finance, accounting, and marketing, and international experience and culture. These factors, and any other qualifications considered useful by the Committee are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominating Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Nominating Committee has not established any specific minimum criteria or qualification that a nominee must possess. The Nominating Committee establishes procedures for the nomination process, recommends candidates for election to the Board and also nominates officers for election by the Board. The Nominating Committee will consider nominees to the Board recommended by stockholders. Such recommendations must be in writing and sent to our Secretary no later than January 31st of the calendar year in which the Annual Meeting is to be held, accompanied by a detailed description of the proposed nominee's principal occupation and his or her other qualifications which, in the stockholder's opinion, make such a person a suitable candidate for nomination to the Board. The Committee met two times during the year ended January 31, 2005.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee are independent outside directors who do not serve in any other capacity with respect to the Company or any of its subsidiaries. The members of the Compensation Committee are John Kreft, Eric O. Hallman, John J. Collins, Jr., Michael E. Cirenza and Stephen M. Bachelder. No Lakeland executive officer has ever served or presently serves on the compensation committee (or equivalent), or board of directors of another entity whose executive officers(s) served on Lakeland's Compensation Committee. Messrs. Collins and Hallman were partners of POMS Holding Co. and Messrs. Collins, and Hallman were members of River Group Holding Co., LLC, and An Qiu Holding Co., LLC. See "Certain Relationships and Related Transactions".

                          REPORT OF THE AUDIT COMMITTEE

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this Report by reference therein.

      During the winter of 2000, the Audit Committee of the Board of Directors developed a charter for the Committee, which was approved by the full Board of Directors on June 21, 2000. The complete text of this charter, which reflects standards set forth in the regulations of the Securities and Exchange Commission ("SEC") and NASDAQ rules, is for your information reproduced in Appendix A in this Proxy Statement.

      As set forth in more detail in the charter, the Audit Committee's primary duties and responsibilities fall into three broad categories:

first, the Committee serves as an independent and objective party to monitor our financial reporting process and internal control system;

second, the Committee is responsible for reviewing and appraising the audit efforts of our independent accountants and internal auditing department; this includes matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to us and determining whether the outside auditors are independent (based in part on the annual letter provided to us pursuant to Independence Standards Board Standard No. 1); and

third, to provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

      The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met five times during the year ended January 31, 2005.

      In overseeing the preparation of our financial statements, the Committee met with both management who has the primary responsibility for the financial statements, the reporting process and the systems of internal control, and our outside auditors who are responsible for expressing an opinion on the conformity of our audited financial statements under generally accepted auditing standards, to review and discuss all financial statements under generally accepted auditing standards, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards Nos. 61 and 90, "Communication With Audit Committees".

      With respect to our outside auditors, the Committee, among other things, discussed with Holtz Rubenstein Reminick, LLP matters relating to its independence, including the disclosures made to the Committee and received written disclosure and the letter from the independent auditors as required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees". The current members of the Audit Committee meet the independence and experience requirements set forth in Rule 4200 (a) (15) of the listing standards of the National Association of Securities Dealers, Inc.

      The Audit Committee includes at least one independent director who is determined by the Board to meet the qualifications of an "audit committee financial expert" in accordance with SEC Rules. Michael E. Cirenza is the independent director who has been determined to be an audit committee financial expert. Stockholders should understand that this designation is an SEC disclosure requirement related to Mr. Cirenza's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Cirenza any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee.

      On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of our audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2005, for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of our independent auditors.

                              THE AUDIT COMMITTEE:
                              --------------------

                               Michael E. Cirenza

                              John J. Collins, Jr.

                                 Eric O. Hallman

                              Stephen M. Bachelder

                                   John Kreft

Fees billed to the Company by Holtz Rubenstein Reminick LLP and
PricewaterhouseCoopers LLP for the years ended January 31, 2005 and 2004:

      The Company incurred the fees shown in the following table for professional services provided by Holtz Rubenstein Reminick LLP and PricewaterhouseCoopers LLP, respectively for 2005 and 2004:

                                             HRR              -----PWC-----
                                             2005           2005          2004
                                             ----           ----          ----
Audit Fees (1)                              $9,000        $80,600       $116,000
Audit-Related Fees (2)                          --             --          6,000
Tax Fees (3)                                    --         29,625         24,000
Secondary offering                              --        222,816             --
All Other Fees (4)                              50         42,000         15,803
                                            ------       --------       --------
Total (5)                                   $9,050       $375,041       $161,803
                                            ======       ========       ========

Audit Fees:

      1) Audit fees include audit of the Company's financial statements and the review of the Company's quarterly financial statements included in the Quarterly Reports on Form 10-Q.

      2)    Audit-related fees primarily involve transfer pricing issues.

      3) Tax fees relate to the preparation of tax returns and other tax compliance activities.

      4) All other fees consist of regulatory advisory services and expense reimbursement.

      5) Aggregate fees for professional services rendered by Holtz Rubenstein Reminick LLP and PricewaterhouseCoopers LLP in connection with its audit of our consolidated financial statements as of and for the years ended January 31, 2005 and 2004, respectively, and its limited reviews of our unaudited condensed consolidated interim financial statements were $121,000 and $116,000, of which an aggregate amount of $9,050 and $52,200 had been billed through January 31, 2005 and 2004 respectively.

Financial Information Systems Design and Implementation Fees:

During the years ended January 31, 2005 and 2004, Holtz Rubenstein Reminick LLP and PricewaterhouseCoopers LLP, respectively, rendered no professional services to us in connection with the design and implementation of financial information systems.

                            RATIFICATION OF AUDITORS
                             (Item 2 on Proxy Card)

      The Board of Directors, on the recommendation of the Audit Committee, has appointed the firm Holtz Rubenstein Reminick LLP (hereinafter referred to as "HRR") as our independent public accountants for the fiscal years ending January 31, 2005 and 2006, and recommends that the stockholders vote `FOR" ratification of such appointment. It is expected that a representative of HRR will be present at the Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

      Stockholder ratification of the appointment of HRR as our independent public accountants is not required by our by-laws or other applicable legal requirement. However, the Board is submitting the appointment of HRR to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Board may direct the appointment of a different independent accounting firm at any time during the two year period if it determines that such a change would be in our best interests and in the best interests of our stockholders.

      Ratification of the appointment of auditors requires a majority of the votes cast thereon. Abstentions with respect to this proposal have the same effect as a vote against the proposal. Broker non-votes with respect to this proposal will not be counted with regard to this proposal.

      The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of HRR as our independent public accountants.

                       COMPENSATION OF EXECUTIVE OFFICERS

                         ------------------------------

The table below sets forth all salary, bonus and all other compensation paid to our chief executive officer and each of our other executive officers (who earned more than $100,000 per year in salary and bonus) for the years ended January 31, 2005, 2004 and 2003:

                                                                              Long-term
                                       Annual Compensation               Compensation Awards
                                       -------------------               -------------------
(a)                                (b)       (c)         (d)          (e)                 (g)
Name and                                                           All Other    Securities Underlying
Principal Position                 Year     Salary      Bonus     Compensation     Options/SARs (#)
------------------                 ----     ------      -----     ------------     ----------------
Raymond J. Smith,                  2005    $250,000    $200,000      $24,728                0
Chairman (Former President)        2004     276,000     132,500       30,041                0
                                   2003     262,500      82,500       22,242                0

Christopher J. Ryan, President     2005    $295,000     $44,950      $13,311                0
(Former Executive V.P.),           2004     241,000      27,300        9,453                0
General Counsel and Secretary      2003     215,000      40,300        8,927            4,455

Harvey Pride, Jr.                  2005    $170,000     $31,000      $35,216                0
Vice President,                    2004     152,000      16,800        4,799                0
Manufacturing                      2003     135,000      24,800        4,503                0

James M. McCormick                 2005    $170,000     $31,000      $11,961                0
Controller and Treasurer           2004     152,000      21,000       12,037                0
                                   2003     135,000      31,000        5,259                0

Paul C. Smith                      2005    $130,000          $0      $73,955                0
Vice President

             EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

      There are four executive officers with salary and bonus individually exceeding $100,000. There were no pension or retirement plans or other benefits, payable or accrued, for such persons during fiscal year 2005. We have entered into employment contracts with all executive officers providing for fiscal 2006 annual compensation of $250,000 for Mr. Smith and $335,000 for Mr. Ryan, $190,000 for Mr. Pride, and $190,000 for Mr. McCormick. Messrs. Smith and Pride each have a three year contract which expires on January 31, 2007; Mr. Ryan has a two year contract expiring February 1, 2006 and Mr. McCormick has a one year contract expiring January 31, 2006. In addition we entered into an employment contract with Paul C. Smith, the son of Raymond J. Smith, commencing February 1, 2004. This contract provides for base annual compensation of $130,000 and commissions based upon sales volumes achieved and expires on January 31, 2007. Mr. Pokrassa has a one year contract providing for annual compensation of $180,000 as CFO, and expires November 25, 2005 and contains an automatic renewal clause for 2 successive annual periods. All contracts are automatically renewable for two, one year terms, unless in various instances 30 to 120 days notice is given by either party. The above named executives participate in the Company's 401-K Plan which commenced on January 1, 1995. The Company made a contribution to this plan totaling $118,696 during the plan year ended December 31, 2004.

      These employment contracts are similar in nature and include disability benefits, vacation time, non- compete and confidentiality clauses. There are no provisions for retirement. The P. Smith, Ryan, Pride and McCormick contracts have an additional provision for annual bonus based on the Company's performance and based upon earnings per share formulas determined by the Compensation Committee of the Board of Directors of the Company. Accordingly, the annual bonus accrued at January 31, 2005 (for payment in May 2005) were Messrs. P. Smith $43,000, Ryan $107,500, Pride $43,000 and McCormick $43,000. All contracts provide for lump sum payments of contracted salaries pursuant to various formulas should there be a change in control of the Company. Mr. Ryan has a minimum bonus provision contained in his contract of $20,000.

                          COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Board oversees the administration of the Company's executive compensation programs. The Committee is responsible for establishing and interpreting the Company's compensation policies and approving all compensation paid to executive officers, including the Named Executive Officers listed in the Compensation of Executive Officers Table of this Proxy Statement.

      Each member of the Committee is an independent director as defined by the NASDAQ rules.

Compensation Philosophy

      The Company's executive compensation program consists of three principal elements: a base salary, a performance-based annual incentive plan based upon the Company's earnings per share and long-term incentives. The purpose of the program is to attract, motivate and retain high quality key executives and managers.

      When setting the base and incentive compensation levels for executives, the Committee normally compares such compensation levels primarily with those of peer companies and other companies of similar size in revenues and market capitalization. The Committee normally makes such comparison because it believes that it is with these companies that the Company must compete for qualified and experienced executives.

      The Committee recognizes that a variety of circumstances may influence the performance of an individual or the Company at any given time. Accordingly, the Committee uses its judgment to make discretionary awards or adjustments under compensation plans when it believes that doing so serves the long-term interests of the Company's shareholders.

      In fiscal year 2005, the Committee continued an extensive review of the Company's executive compensation strategy and programs. The Committee believes it was necessary to focus on the overall cost and competitiveness of executive compensation, while rewarding and retaining the management team in a period of challenging business conditions. Accordingly, the Committee will continue its executive compensation strategy from last year for 2005 and beyond. Going forward, overall executive pay will be again positioned at the 65th percentile of the median of the market in both the mix of direct pay elements and total direct compensation value. Individuals can also earn compensation above or below the median based on the Company's financial performance and their individual contributions. With respect to long-term incentive awards, in the future the Company may issue restrictive stock at its discretion and upon shareholder approval.

      The Compensation Committee's responsibilities include overseeing the Company's compensation policies, supervising compensation for management and employee benefits and administering other employee benefit plans.

      The Compensation Committee also develops and negotiates employment agreements with key executive officers. These employment agreements include base salaries and incentive compensation arrangements designed to reward management for achieving certain earnings or performance levels. The Compensation Committee is also responsible for developing or reviewing incentive compensation arrangements which the Company enters into with executive officers and key individuals, other than those senior executives who have written employment agreements. See "Compensation of Executive Officers".

      In order to determine appropriate levels of executive compensation, the Compensation Committee reviews various factors, including individual performance, and evaluates the progress of the Company towards attaining its long-term profit and return on equity goals. Compensation packages for senior executive officers have been structured to attempt to compensate them to a substantial extent based on the profitability of the Company as a whole.

Base Salary

      In addition to market competitiveness, the Committee also considers certain qualitative factors in determining base salaries. Such factors can include the executive's (1) past performance and contributions to the Company's success, (2) additional responsibilities arising from internal and external factors impacting the Company, (3) expected future position and contributions,
(4) tenure in the executive's current position, and (5) vulnerability to recruitment by other companies.

Annual Incentive Awards

      Each year, the Committee establishes earnings-related goals for the Executive Officers for the fiscal year. The Executive Officers are eligible to receive a cash award based primarily on the extent to which the Company increases its earnings per share from the prior year, which may be modified by other measures related to service, quality and ethics.

Long-Term Incentives

      The Committee's objective for long-term compensation will be to provide executives with an interest in common with that of the Company's shareholders and an incentive to enhance the Company's long-term financial performance, and thus shareholder value. The Committee's policy with respect to setting long-term compensation awards is to consider the practices of peer companies and other companies of similar size and market capitalization value. This is because the Company must compete with such other companies in order to attract and retain qualified executives and because shareholders consider investing not only in other companies but also other companies generally when evaluating where best to invest their capital. Grant guidelines are established for each executive position based on the median competitive aggregate grant value for peer companies with similar market capitalization.

In fiscal 2005, the Company made no stock option grants to executive management. The plan expired in May 2004.

Compensation for the Executive Officers

      Messrs. Smith, Ryan, Pride, McCormick, Pokrassa and Smith have been awarded base compensation of $250,000, $335,000, $190,000,$190,000, $180,000 and
$130,000, respectively, for fiscal 2006. In addition, the Committee reviewed what was normally paid the Chairman in Mr. Smith's case and President, Secretary and General Counsel in Mr. Ryan's case, the Chief Manufacturing Executive in Mr. Pride's case, Controller and Treasurer in Mr. McCormick's case, CFO in Mr. Pokrassa's case, and Vice President in Mr. P. Smith's case in public companies of Lakeland's size and concluded that the compensation package represented close to the 65th percentile of the median of officer compensation in like public companies of comparable size after reviewing 2004 Officer Compensation Report, A Panel Publication, Aspen Publishers Inc.

      The employment contracts for such executive officers also provide for bonuses based upon the Company's increase in earnings. (See Directors and Principal Stockholders.) The Compensation Committee believes that the contracts covering Messrs. P. Smith, Pride, McCormick, Pokrassa and Ryan are appropriately tied to their respective levels of expertise, were constructed at or below industry norms, and any increases in compensation were and will be tied to increases in the Company's earnings. The Compensation Committee also took into consideration that since the inception of the Company 23 years ago there have been no executive pension plans, deferred compensation plans, or other compensation or benefit plans for executives of the Company other than the Company's currently expired Stock Option Plan and the 401-K Plan, the latter of which did not go into effect until January 1, 1995.

      The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Members of the Compensation Committee

John Kreft
Eric. O Hallman
John J. Collins, Jr.
Michael E. Cirenza
Stephen M. Bachelder

Performance Graph

The following Corporate Performance Graph, obtained from Core Data Group of Virginia, compares the five year cumulative total return of our common stock with that of a broad equity market index, including dividend reinvestment, and with that of a peer group:

                              [LINE GRAPH OMITTED]

               COMPARISON OF CUMULATIVE TOTAL RETURN OF OE OR MORE COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS
          -------------------------------------------------------------

                                       ------------------ FISCAL YEAR ENDING ------------------
                                ----------------------------------------------------------------------
COMPANY/INDEX/MARKET            1/31/2000   1/31/2001   1/31/2002   1/31/2003    1/31/2004   1/31/2005
Lakeland Industries, Inc.         100.00      109.42      212.17      178.05       411.97      554.25
Customer Selected Stock List      100.00      103.67      133.72      204.45       246.78      297.07
S&P Composite                     100.00       99.10       83.10       63.97        86.09       91.45

       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
       ------------------------------------------------------------------

      We currently grant stock options under two plans both of which were approved by our stockholders in 1994. The first is our Employee Incentive Stock Option Plan and the second is our Non-Employee Directors' Option Plan. There are currently no option shares available for future grant under the Employee Incentive Stock Option Plan as it expired in May 2004 and 19,000 option shares are available for future grant under the our Non-Employee Directors' Option Plan. Employee Incentive Stock Option awards were made at the discretion of the Compensation Committee of the Board of Directors. No Employee Incentive Stock Options were awarded for the fiscal years ending January 31, 2005, 2004, 2003, 2002 and 2001. The Director's Option Plan stipulates that upon an independent director's initial election to the Board of Directors that director is to receive 5,000 options and upon each re-election (a period of three years) a director is to receive 1,000 options. This plan only covers independent directors who are neither officers nor employees.

                      Equity Compensation Plan Information

                                                                                 Number of securities remaining
                             Number of securities to      Weighted-average        available for future issuance
                             be issued upon exercise      exercise price of         under equity compensation
                             of outstanding options,    outstanding options,       plans (excluding securities
                               warrants and rights       warrants and rights        reflected in column (a))
     Plan category                     (a)                       (b)                          (c)
-------------------------    -----------------------    --------------------     ------------------------------
Equity compensation
plans approved by                     16,330                   $13.87                        19,000
security holders

Equity compensation
plans not approved by                  None                         0                             0
security holders
                   Total              16,330                   $13.87                        19,000

Option/SAR Grants in Last Fiscal Year - No stock options were granted to any employee in fiscal 2005 and no SAR grants have been made since inception of the Stock Option Plan, see "Directors' Compensation".

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values.

      Messrs. R. Smith, Ryan, Pride and McCormick participated in the Company's Incentive Stock Option Plan (common stock). There are no outstanding incentive stock options as of January 31, 2005.

      There are currently no option shares available for future grant under this plan since it expired on May 1, 2004. During the year ended January 31, 2005, no stock options were granted or exercised.

*Share amount, option price, and exercise price have been adjusted for the 1 for 10 stock distributions to shareholders of record on July 31, 2003 and 2002.

                             DIRECTORS' COMPENSATION

                             -----------------------

      Members of the Board of Directors, in their capacity as directors, are reimbursed for all travel expenses to and from meetings of the Board. Outside Directors received $5,000 quarterly as compensation for serving on the Board and its committees. There are no charitable award or director legacy programs. Messrs. Collins, Hallman, Raleigh, and Cirenza participate in our Non-Employee Directors' Option Plan as follows:

                                                                                 Value of Unexer-
                                                                                cised In-the-Money
                                                                                  Options/SARS at
                           # of        Option       Date of       Expiration        FY-End ($)
         Director         Shares*      Price*        Grant           Date          Exercisable
      --------------     ---------    --------     ---------     ------------  --------------------
      Mr. Collins:         1,100      $8.73636      6/18/03        6/18/2009         $12,115

                           1,210      $4.90744      6/21/00        6/21/2006         $17,959

      Mr. Hallman:         1,100      $8.73636      6/18/03        6/18/2009         $12,115

                           1,210      $4.90744      6/21/00        6/21/2006         $17,959

      Mr. Raleigh:         1,210       $5.5289      6/20/01        6/21/2007         $17,208

      Mr. Cirenza:           500      $8.73636      6/18/03        6/18/2009          $5,507

      Mr. Kreft:           5,000       $18.431     11/19/04**     11/18/2010           ***

      Mr. Bachelder:       5,000       $18.431     11/19/04**     11/18/2010           ***
                        --------
                          16,330

      *Share amounts exercise and option price have been adjusted for the 1 for 10 stock distributions to shareholders of record on July 31, 2003 and 2002.

      ** Granted during the fiscal year ended January 31, 2005 upon election or re-election to the Board of Directors.

      ***These shares are not exercisable at January 31, 2005.

      There are currently 19,000 option shares available for future grant under this plan. During the year ended January 31, 2005, the following stock options were exercised:

      Name of       No. of Shares   Exercise     Date of    Per Share Exercise        Total
      Executive      Exercised*      Price*      Exercise       Date Value       Value Realized
      ---------      ----------      ------      --------   ------------------   --------------
      Mr. Cirenza       5,000       $8.73636      6/4/04          $22.65            $113,250

      Mr. Raleigh       1,210        $8.8843     5/18/04          $16.40             $19,844

      *Share amounts exercise and option price have been adjusted for the 1 for 10 stock distributions to shareholders of record on July 31, 2003 and 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                    ----------------------------------------

Related Party Leases

      In the past, because our access to third party financing was insufficient, we entered into arrangements with our directors and executive officers in order to fund the construction or acquisition of our assembly facilities. In such cases, we commissioned independent appraisals in 1999, 2002 and 2004 to ensure that these arrangements approximated arrangements made on an arms length basis. We believe that we currently have sufficient access to financing to fund our current and anticipated facility needs and we do not anticipate entering into additional arrangements with our directors or executive officers in the future and we are examining alternatives for financing these facilities that do not include executive officers or directors. We commissioned three independent appraisers to value the POMS Holding Co. and River Group Holding Co. LLP properties in Decatur, Alabama. The values were averaged and lease cancellation provisions added.

      On April 25, 2005, the Company completed the purchase from POMS of 5.27 acres and 90,859 square feet of office, manufacturing and warehouse space for a net purchase price of $2,067,584 (including $11,584 of closing costs). In contemplation of the real estate purchase, the Company entered into an agreement, dated March 4, 2005, with an officer of Lakeland (who is a partner in POMS) to acquire his interest for $411,200. At closing, this amount was deducted from the purchase price mentioned above. In May 2005, the Company will complete the purchase from River Group of 2.42 acres and 49,500 square feet of warehouse space for a net purchase price of $925,000. In contemplation of the real estate purchase, the Company entered into an agreement, dated March 4, 2005, with an officer of Lakeland (who is a partner in River Group) to acquire his interest for $154,167. The amount will be deducted from the purchase price mentioned above. A description of our current arrangements with our directors and executive officers follows.

      POMS Holding Co., or POMS, was formed in 1984 to lease both land and a building to us because bank financing was unavailable. POMS is a partnership whose partners include three of our directors, one of our officers and six other individuals who were stockholders at the time of the formation of POMS. Raymond
J. Smith, the chairman of our board of directors, Harvey Pride, Jr., our Vice President - Manufacturing, and John J. Collins and Eric O. Hallman, both of whom are directors, have a 20%, 20%, 8.75% and 5% interest in POMS, respectively. POMS presently leases to us a 91,788 square foot disposable garment manufacturing facility in Decatur, Alabama of which approximately 20% is highly improved office space. Under a lease effective September 1, 1999, we paid an annual rent of $364,900. This lease was renewed on April 1, 2004 through March 31, 2009 at the same rental rate.

      On June 1, 1999, we entered into a five year lease agreement (expiring May 31, 2004) with River Group Holding Co., L.L.P. for a 49,500 sq. ft. warehouse facility located next to the existing facility in Decatur, Alabama. River Group Holding Co., L.L.P. is a limited liability partnership consisting of Raymond Smith, John Collins, Eric Hallman, Walter Raleigh, Christopher Ryan and Harvey Pride who are all equal partners. Mr. Ryan is our President, Secretary, General Counsel and a director of our company, Messrs. Smith, Collins, Hallman and Raleigh are all directors of our company, and Mr. Pride is our Vice President - Manufacturing. We paid an annual rent of $199,100 for this facility during our fiscal year ended January 31 2004. We are the sole occupant of the facility. This lease was renewed on April 1, 2004 through March 31, 2009 at the same rental rate.

      On March 1, 1999, we entered into a one year (renewable for four additional one year terms) lease agreement with Harvey Pride, Jr., our Vice President - Manufacturing, for a 2,400 sq. ft. customer service office located next to our existing Decatur, Alabama facility. We paid an annual rent of $18,000 for this facility under the lease agreement during our fiscal year ended January 31, 2004. This lease was renewed on March 1, 2004 through February 28, 2009 at the same rental rate.

Past Related Party Transactions

      In 1997, An Qui Holding Co., L.L.C., a limited liability company whose members are Lakeland, five of our directors and one of our officers, financed the construction of a 46,000 square foot building in An Qui City, China and the leasing of the real property underlying the building for 50 years to Weifang Lakeland Safety Product Co., Ltd., one of our subsidiaries. Weifang was obligated to make annual rental payments and to pay a portion of the proceeds from any sale of the property to An Qui. In 2002, An Qui sold to Weifang its rights to the annual rental payments and to its contractual rights to proceeds from the sale of the property for an aggregate purchase price of $406,045 (net of expenses). Weifang paid $222,645, $89,000 and $94,400 of this purchase price to An Qui in December 2002, January 2003 and June 2003, respectively. Messrs Pride, Hallman, Smith, Ryan and Collins each received 10.94% (or $44,421) of these proceeds while Mr. Raleigh received 9.8% (or $39,792) of such proceeds.

      In 2001, An Qui also financed the construction of our facility in Jiazhou City, China through two separate loans. On June 19, 2003, we acquired one of these construction loans in return for payment of $168,100 (plus accrued interest) to An Qui and a foreign investor who had participated in the loan. The loan (by Messrs. Pride, Hallman, Smith, Ryan and Collins and two other investors in the amount of $168,100) was evidenced by an assignable unsecured promissory note dated May 17, 2002 bearing simple interest at 9% annually, and, if not paid by May 30, 2003, the interest rate would have increased to 10%. Each of the 5 Lakeland officers and directors invested $26,000 in the project and was repaid his investment of $26,000 plus interest of $3,037.59.

      The second loan was an intercompany loan made by Meiyang Protective Products Co., Ltd., a wholly owned subsidiary, to its sister subsidiary Qing Dao May Tung Healthcare Co., Ltd. The outstanding principal amount of this loan was approximately $1,218,588 as of January 31, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 (a) of the Securities Exchange Act of 1934 (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Common Stock to file with the SEC initial reports of ownership of the Company's equity securities and to file subsequent reports when there are changes in such ownership. Officers, directors and beneficial owners of more than 10% of the Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year and written representations from certain reporting persons, we were not aware of any failure by a reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934.

                                  OTHER MATTERS

                                -----------------

      The Board of Directors knows of no matters other than those described above that may come before the Annual Meeting. As to other matters, if any, that properly may come before the Annual Meeting, the Board of Directors intends that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                  STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

                -------------------------------------------------

Stockholder proposals for inclusion in the Company's Proxy Statement for the 2006 Annual Meeting of Stockholders must be received by the Company not later than January 31, 2006. The person submitting the proposal must have been a record or beneficial owner of the Company's Common Stock for at least one year and must continue to own such securities through the date on which the meeting is held, and the securities so held must have a market value of at least $1,000. Any such proposal will be included in the Proxy Statement for such Annual Meeting if the rules of the Securities and Exchange Commission are complied with as to the timing and form of such proposal, and the content of such stockholder's proposal is determined by the Company to be appropriate under rules promulgated by the Commission.

                                        By the Order of the Board of Directors

                                        /s/ Christopher J. Ryan

                                        Christopher J. Ryan,
                                        Secretary

May 9, 2005

Appendix A
----------

                            LAKELAND INDUSTRIES, INC.
                             AUDIT COMMITTEE CHARTER

Membership

      The audit committee will be composed of not less than three members of the board. They will be selected by the board, taking into account prior experience in matters to be considered by the committee, probable availability at times required for consideration of these matters, and their individual independence and objectivity.

      The committee membership will meet the requirements of the audit committee policy of the NASDAQ Independent Director and Audit Committee Requirements. Accordingly, all of the members will be directors independent of management and free from any relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment as a committee member.

      No officers or employees of the company or its subsidiaries will serve on the committee. A former officer of the company or any of its subsidiaries may serve on the committee (even though the former officer may be receiving pension or deferred compensation payments from the company) if, in the opinion of the board of directors, the former officer will exercise independent judgment and will materially assist the committee's function. However, a majority of the committee will be directors who were not formerly officers of the company or any of its subsidiaries.

      In considering relationships that might affect independence, including possible affiliate status, the board of directors will give appropriate consideration to guidelines issued by the NASDAQ as supplementary material to its audit committee policy, which were provided to assist boards of directors in observing the spirit of the policy.

Actions of the Committee

      The activities of the committee may result in the following types of actions.

      a. Those in which the committee will inform the board that action has been taken in the board's interest and does not require prior board approval.

            1. Review and approve the scope of the annual audit for the company and its subsidiaries recommended jointly by the independent CPAs and the president.

            2. Review and approve the scope of the company's annual profit and pension trusts audits.

            3. When requested by the chairman of the board during an annual shareholders' meeting, the committee chairman will answer questions raised by a shareholder on matters relating to the committee's activities.

            4. Request the president to have the internal audit staff study a particular area of interest or concern.

      b. Those which the committee will review and study and then recommend action by the board.

            1.    Appoint independent public accountants.

            2.    Review major accounting policy changes before implementation.

            3. Review SEC registration statements before signature by other board members.

            4. Review annual audit reports and the content of proposed published reports.

      c. Those which the committee will review and study and provide summary information reports to the board when appropriate.

            1. Review trends in accounting policy changes proposed or adopted by organizations such as the Financial Accounting Standards Board, the Securities and Exchange Commission (SEC), and the American Institute of Certified Public Accountants or by comparable bodies outside the United States.

            2. Interview independent CPAs for review and analysis of strengths and weaknesses of the company's financial staff, systems, adequacy of controls, and other factors which might be pertinent to the integrity of published financial reports.

            3. Participate in financial review preceding publication of quarterly reports.

            4. Review administration of the company's "conflict of interest" policy.

            5. Review the performance of management and operating personnel under the company's code of ethics.

            6. Review insurance programs from the standpoint of gaps and exposure as well as fraud.

            7. Review reports on the company or its subsidiaries by agencies of governments in countries where the company or its subsidiaries operate.

            8. Review periodic SEC filings by the company and assure that adequate programs and procedures exist to comply with SEC regulations and regulations of securities exchanges (such as the NASDAQ).

Appendix B
----------
12/1/00

                            LAKELAND INDUSTRIES, INC.
                                 CODE OF ETHICS
                     FOR DIRECTORS, OFFICERS AND EMPLOYEES.

Introduction

For the past several years, the activities of business organizations, both large and small, have been the subject of increased scrutiny and criticism by the public, the government, and the news media.

This is particularly true of multinational corporations, which have been the object of worldwide demands for public statements of their corporate codes of ethics.

For that reason, it is appropriate for Lakeland Industries, Inc. to restate it position on ethical conduct, based on the original precepts of the business and on policies formulated as the corporation has grown.

As a good corporate citizen, Lakeland Industries, Inc. has always endeavored to conduct its business in a manner conforming to the highest ethical standards. The company's reputation for unquestionable integrity is its most valuable asset in its relationships with its customers, employees, shareholders, and the communities in which its plants are located.

The following statement of business principles has been prepared to guide the future conduct of company activities in an ethical and legal manner. It is not intended to supply answers for every business activity; rather, it is an effort to reiterate the continuing policies of the corporation on ethical business behavior, which must be observed by all Lakeland Industries, Inc. employees and representatives throughout the world. It is essential that all employees and representatives conform to these principles as they perform their activities on behalf of Lakeland Industries, Inc.

Lakeland and its employees

Employees are the corporation's greatest asset, and it is a Lakeland Industries, Inc. policy to treat them fairly in all matters and to pay them competitively.

Lakeland and its domestic subsidiaries are engaged in a program of full compliance with all federal and state laws applicable to hiring and promoting people on the basis of demonstrated ability, experience, and training without regard to race, religion, sex age, national origin, or other factors requiring affirmative action. The corporation requires continuous management attention at all corporate levels to assure compliance with the spirit and letter of this policy.

With this in mind, it is the intent of Lakeland to:

Choose its employees on the basis of their ability to perform the work for which they are hired without regard to race, religion, sex, age, national origin, or other factors requiring affirmative action.

Offer employees a safe, healthy, and clean work environment.

Offer work that challenges the employees and gives them a feeling of satisfaction. Pay employees fairly in relation to their contributions to the company's efforts, within the boundaries of current standards.

Lakeland and the Community

The corporation shall conduct its business in a manner that is socially responsible. In addition to manufacturing and selling products, it shall protect the quality of the environment and endeavor to conserve energy and other valuable resources.

Each of the corporation's facilities is expected to make every effort to be an integral part of the community in which it operates, and to participate in its activities as a concerned and responsible citizen. Like individual citizens, it benefits from such activities as health, welfare, character building, education, and culture. And like individuals, it has the responsibility to support and develop these social and civic activities.

The company recognizes that employee participation in cultural, social or volunteer organizations can be public service of a higher order, and all Lakeland employees are encouraged to participate in public activities of their individual choice.

Lakeland and its Customers

The corporation shall endeavor to supply its customers with quality products, delivered on schedule and sold at a fair price. Lakeland products will be manufactured to the company's high quality standards and will offer customers all the technical skills of its employees and the expertise of Lakeland technology and know-how.

Lakeland and the Law

It is the policy of Lakeland to comply fully with all valid laws and regulations that govern its operations in the various communities, states and countries in which it operates and to conduct its affairs in keeping with the highest moral, legal and ethical standards.

There is an obligation, both corporate and individual, to fulfill the intent of the above statement. It is not expected that every employee will have full knowledge of the laws affecting his or her responsibilities. The company does, however, expect that employees with significant responsibilities will have a general knowledge of prohibited activities involved in their work and will seek guidance on any matter on which there is a question, either directly from the corporation's legal department or through their supervisors.

Honesty is not subject to equivocation at any time in any culture, and even where the law may be permissive; your corporation chooses to follow the course of highest integrity. The reputation of the company for scrupulous dealing is a priceless asset, just as it is for individuals. The intent of these principles is to maintain and develop the corporation's reputation in the future as it has in the past.

Lakeland and Business Ethics

The law is a base for ethical business conduct which should normally be at a level well above the minimum required by law. In its relationships with customers, the corporation will offer the same advantages to all and will be fair in all its endeavors. Gifts or bribes for the purpose of influencing the buying decisions of employees of customers or potential customers or persons in a position to influence a buying decision are clearly improper and prohibited.

In dealing with suppliers, an employee shall not solicit, accept, or countenance payments or substantial gifts, regardless of motive, from either a vendor or a potential vendor.

In its relationships with its competitors, the corporation and its employees will fully understand and strictly adhere to the requirements of the antitrust laws. These laws, which, in the United States, include the Sherman Act, Clayton Act, Robinson-Patman Act, and Federal Trade Commission Act, seek to advance and maintain the free enterprise system and take precedence over any business objective of the corporation, notwithstanding any resulting increases in sales or profits.

Such acts as price-fixing, restrictive agreements, boycotts, tie-in arrangements exclusive of reciprocal dealings, monopolizing, price inducements, and discriminatory allowances are or may be illegal. All employees shall scrupulously avoid violations of the antitrust laws. The corporation will not condone any actions which an employee knew or should have known would violate the antitrust laws or any other valid law or regulation.

The corporation and its units shall make no financial contributions to a political party or to a candidate running for any elective office. This policy applies to all political parties or candidates worldwide, even when permitted by local law. Payments, regardless of amount, to any government employee, or gifts or services of substantial value or lavish entertainment, regardless of motive, are prohibited.

Relationships with public employees shall be so conducted that neither the officials nor the company's integrity would be compromised if the full details of the relationship became a matter of public knowledge.

Lakeland and Conflicts of Interest

It has always been, and continues to be, the corporation's intent that its employees maintain the highest standards of loyalty in their conduct of company affairs. In essence, company employees shall deal with suppliers, customers, and other persons doing business or seeking to do business with the corporation in a manner that eliminates considerations of personal advantage.

Because they hold positions of trust in the corporation, a director, an officer, or any employees may not make a profit from the corporation because of their official position. They are also clearly prohibited from engaging in a competing business.

In addition to the legal responsibility of the directors and officers, it is the duty of all employees to act in the best interests of the corporation and to avoid situations which might produce a conflict between their own interests and those of the corporation. Employees shall have no financial interest in any firm doing business with or seeking to do business with the corporation, nor shall they accept employment outside the company which may result in a conflict of interest, unless same is fully disclosed and approved by a disinterested group of officers and/or directors.

Enforcement and Protection for Reporting Persons

Any director, officer or employee can report, anonymously, if they want, violations of the above Code of Ethics directly to Michael Cirenza an independent director and member to our Audit Committee. Mr. Cirenza will then inform the other independent directors Messrs. Hallman, Collins, and Raleigh and they will determine whether a violation has occurred, according to the standards outlined above, hold a formal meeting, if required, to question the officer, employee or director reported, and if necessary recommend a disciplinary remedy, termination, or notify the appropriate legal authorities. The reporting contact is Michael Cirenza, EVP and CFO Country-Life, LLC, 180 Vanderbilt Motor Parkway, Hauppauge, NY 11788, Tel. # 631-232-5482; E-mail: michaelc@country-life.com.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE           REVOCABLE PROXY
                             LAKELAND INDUSTRIES, INC.
              711-2 Koehler Avenue, Ronkonkoma, New York 11779-7410

                        THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS.

      The undersigned hereby appoints Eric O. Hallman and Raymond J. Smith as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated hereon, all the shares of common stock of Lakeland Industries, Inc., held of record by the undersigned on April 25, 2005 at the annual meeting of stockholders to be held on June 15, 2005 or any adjournment there of.


                                                                  With-  For All
                                                            For   hold   Except
1. Election of Directors                                    [_]   [_]    [_]

   Christopher J. Ryan   Michael E. Cirenza   John Kreft

INSTRUCTION:To withhold authority to vote for any individual nominee, mark "For All Except"and write that nominee's name in the space provided below.


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                                                            For Against Abstain
2. Ratify appointment of Auditors Holtz Rubenstein          [_]   [_]    [_]
   Reminick LLP for fiscal year 2005 and 2006.

3. Other Business.

      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

      Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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         Please be sure to sign and date                | Date                 |
           this Proxy in the box below.                 |                      |
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-----------Stockholder sign above----------Co-holder (if any) sign above-------

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    Detach above card, sign, date and mail in postage paid envelope provided.


                            LAKELAND INDUSTRIES, INC.
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                               PLEASE ACT PROMPTLY
                     SIGN, DATE &MAIL YOUR PROXY CARD TODAY
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IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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